[Andrews Kurth LLP Letterhead]
January [___], 2006
Sterling Construction Company, Inc.
20810 Fernbush Lane
Houston, Texas 77073
Gentlemen:
     We have acted as special counsel to Sterling Construction Company, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (Commission File No. 333-129780), as amended (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale (i) by the Company of up to an aggregate of [___] shares (the “Company Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”) and (ii) by the selling stockholders named in the Registration Statement of up to an aggregate of 321,758 shares (collectively with the Company Shares, the “Shares”) of Common Stock.
     As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Delaware General Corporation Law (the “DGCL”), regulations, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.
     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered by the Company against payment therefore as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.
     We express no opinion other than as to the DGCL. We hereby consent to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose

Sterling Construction Company, Inc.
January [___], 2006

consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

GKW/MSM/SLO